Filed in the Office of	Business Number E30417532023-8
Secretary of State State Of Nevada	Filing Number 20233041752
	Filed On 3/21/2023 4:04:00 PM
	Number of Pages 7

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Profit Corporation

[X] NRS 78 - Articles of Incorporation Domestic Corporation [ ] NRS 80 - Foreign Corporation [ ] NRS 89 - Articles of Incorporation Professional Corporation

[ ] 78A Formation - Close Corporation

(Name of Close Corporation MUST appear in the below heading)

Articles of Formation of ______________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

Rise Oil & Gas, Inc.

2. Registered Agent for Service of Process: (Check only one box)

[X] Commercial Registered Agent:(name only below) [ ] Noncommercial Registered Agent (name and address below) [ ] Office or Position with Entity (title and address below)

CAPITOL CORPORATE SERVICES, INC.
Name of Registered Agent **OR** Title of Office or Position with Entity

Street Address — City — Nevada — Zip Code

Mailing Address (if different from street address) — City — Nevada — Zip Code

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X ______________________
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors [ ] Yes **OR** [ ] No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

	Name	Country	Street Address	City	State	Zip/Postal Code
1)	Kelly Hoffman	United States	8911 N. Capital of Texas Highway Suite 4200	Austin	TX	78759
2)	Daniel Wilson	United States	8911 N. Capital of Texas Highway Suite 4200	Austin	TX	78759
3)						

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation:

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. [ ]

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. **Yes** ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of Authorized shares with Par value: 110,000,000 Par value: $0.0010000000 Number of Common shares with Par value: 100,000,000 Par value: $0.0010000000 Number of Preferred shares with Par value: 10,000,000 Par value: $0.0010000000 Number of shares with no par value: If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of the Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Daniel Wilson, Incorporator — Name; United States — Country 8911 N. Capital of Texas Highway, Suite 4200 — Address; Austin — City; Texas — State; 78759 — Zip/Postal Code **X** [signature] (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

See the attached for additional provisions incorporated into these Articles of Incorporation.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance/Statement of Change

(PURSUANT TO NRS 77.310, 77.340, 77.350, 77.380)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of represented entity: Rise Oil & Gas, Inc. Entity or Nevada Business Identification Number (NVID): (for entities currently on file)
2. Registered Agent Acceptance:	[x] Registered Agent Acceptance
3. Information Being Changed:	Statement of Change takes the following effect: (select only one) [ ] Appoints New Agent (complete section 5) [ ] Update Represented Entity Acting as Registered Agent (complete sections 5) [ ] Update Registered Agent Name (complete sections 4 & 5) [ ] Update Registered Agent Address (complete sections 4 & 5)
4. Registered Agent Information Before the Change: (Non-commercial registered agents ONLY)	Name of Registered Agent **OR** Title of Office or Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
5. Newly Appointed Registered Agent or Registered Agent Information After the Change:	[x] Commercial Registered Agent:(name only below) [ ] Noncommercial Registered Agent (name and address below) [ ] Office or Position with Entity (title or position and address below) CAPITOL CORPORATE SERVICES, INC. Name of Registered Agent **OR** Title of Office or Position within Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
6. Electronic Notification: (Optional)	Email address for electronic notifications for "Non-Commercial" or "Office or Positions with Entity" registered agents only:
7. Certificate of Acceptance of Appointment of Registered Agent: (Required)	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Michelle Ellis, Asst. Secretary — 09/29/2022 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date
8. Signature of Represented Entity: (Required)	X [signature] Authorized Signature On Behalf of the Entity — Date

FEE: $60.00

This form must be accompanied by appropriate fees.

ATTACHMENT TO THE
ARTICLES OF INCORPORATION
OF
RISE OIL & GAS, INC.

The following provisions are hereby incorporated into the Nevada Secretary of State Form NRS 78 - Articles of Incorporation Domestic Corporation (the "***Form Articles of Incorporation***") for Rise Oil & Gas, Inc., a Nevada corporation (the "***corporation***"), as a part thereof. The Form Articles of Incorporation together with this Attachment to the Articles of Incorporation of Rise Oil & Gas, Inc., are referred to herein collectively as the "***Articles of Incorporation***").

ARTICLE I
NAME

The name of the corporation is Rise Oil & Gas, Inc.

ARTICLE II
REGISTERED OFFICE AND AGENT FOR SERVICE OF PROCESS

The address of the registered office of the corporation in the State of Nevada is 202 S. Minnesota St., Carson City, Nevada 89703. The name of the registered agent at such address is Capitol Corporate Services, Inc. Capitol Corporate Services, Inc. has accepted appointment as registered agent for the corporation by its execution of the Registered Agent Acceptance form attached to the Form Articles of Incorporation. The corporation may, from time to time, in the manner provided by law, change the registered agent and the registered office within the State of Nevada.

ARTICLE III
CAPITAL STOCK

Section 1. Authorized Shares. The corporation is authorized to issue two classes of capital stock designated, respectively, "***Common Stock***" and "***Preferred Stock***." The total number of shares this corporation is authorized to issue is 110,000,000, each having a par value $.001 per share. The number of shares of Common Stock the corporation is authorized to issue is 100,000,000 shares. The number of shares of Preferred Stock the corporation is authorized to issue is 10,000,000 shares.

Section 2. Series or Classes. Except as otherwise expressly provided in this Article III, the board of directors of the corporation (the "***Board of Directors***") is vested with the authority to prescribe the classes, series and the number of each class or series of the capital stock of the corporation and the voting powers, designations, preferences, limitations, restrictions, and relative rights of each class or series of capital stock of the corporation.

A. Common Stock

1. Voting Rights. Except as otherwise expressly provided by law or in this Article III, each outstanding share of Common Stock shall be entitled to one (1) vote on each matter to be voted on by the shareholders of the corporation.

2. Liquidation Rights. Subject to any prior or superior rights of liquidation as may be conferred upon any shares of Preferred Stock, and after payment or provision for payment of the debts and other

liabilities of the corporation, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of Common Stock then outstanding shall be entitled to receive all of the assets and funds of the corporation remaining and available for distribution. Such assets and funds shall be divided among and paid to the holders of Common Stock, on a pro-rata basis, according to the number of shares of Common Stock held by them.

3. Dividends. Dividends may be paid on the outstanding shares of Common Stock as and when declared by the Board of Directors, out of funds legally available therefore, provided, however, that no dividends shall be made with respect to the Common Stock until any preferential dividends required to be paid or set apart for any shares of Preferred Stock have been paid or set apart.

4. Residual Rights. All rights accruing to the outstanding shares of the corporation not expressly provided for to the contrary herein or in the Bylaws of the corporation, or in any amendment hereto or thereto, shall be vested in the Common Stock.

B. Preferred Stock

The Board of Directors, without shareholder action, is hereby expressly granted the authority to issue authorized shares of Preferred Stock from time to time in one or more series, and in connection with the creation of any such series, to adopt one or more resolutions to designate and to fix the number of shares of any such series and to determine and establish the voting powers, designations, privileges, preferences, limitations, restrictions, and relative rights of any such series of Preferred Stock, as shall be stated and expressed in such resolutions or adopt any amendments thereto, to the full extent now or hereafter permitted by Chapter 78 of the Nevada Revised Statutes (the "***NRS***"). Authority is hereby expressly granted to the Board of Directors to, upon the creation of any such series of Preferred Stock and without shareholder action, file a certificate of designation for any such series of Preferred Stock as provided by Chapter 78 of the NRS. Without limiting the generality of the foregoing, and subject to the rights of any series of Preferred Stock then outstanding, the resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the full extent now or hereafter permitted by Chapter 78 of the NRS. The Board of Directors, within the limits stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series.

ARTICLE IV
BOARD OF DIRECTORS

Subject to the special rights of the holders of any class or series of shares of capital stock of the corporation or any resolution or resolutions providing for the issuance of such class or series of shares adopted by the Board of Directors, the precise number of directors shall be fixed from time to time in the manner provided in the Bylaws of the corporation. Any vacancy shall be filled in accordance with the Bylaws of the corporation.

ARTICLE V
LIMITATION ON PERSONAL LIABILITY

To the fullest extent that the NRS or any other law of the State of Nevada as it exists on the effective date of these Articles of Incorporation or as thereafter amended permits the limitation or elimination of the liability of directors or officers, no director or officer of the corporation shall be individually liable to the corporation, its

shareholders, or creditors for money damages for any action taken, or any failure to take any action, in his or her capacity as a director or officer of the corporation, except as limited by the NRS. No amendment to, or modification or repeal of, this Article V shall adversely affect any right or protection of a director or officer of the corporation existing under this provision with respect to any act or omission occurring before such amendment, modification or repeal.

ARTICLE VI
ACQUISITION OF CONTROLLING INTEREST

The provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, as such sections of the NRS exist on the effective date of these Articles of Incorporation or as thereafter amended, regarding control share acquisitions shall apply to the corporation. The Board of Directors may call for the redemption of the control shares to the fullest extent provided in Section 78.3792 of the NRS as it exists on the effective date of these Articles of Incorporation or as thereafter amended. The Board of Directors shall have the right to determine the rights, if any, of the dissenting stockholders as provided in Section 78.3793 of the NRS as it exists on the effective date of these Articles of Incorporation or as thereafter amended.

ARTICLE VII
COMBINATIONS WITH INTERESTED STOCKHOLDERS

The corporation hereby elects not to be governed by the provisions of Sections 78.411 to 78.444, inclusive, of the NRS regarding combinations with interested stockholders as such sections of the NRS exist on the effective date of these Articles of Incorporation or as thereafter amended.

ARTICLE VIII
INDEMNIFICATION OF DIRECTORS AND OFFICERS

The corporation shall indemnify, and advance expenses as they are incurred to, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the corporation, or who is serving at the request or direction of the corporation as a director of another corporation or other enterprise, against expenses including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit or proceeding, to the full extent permitted by Nevada law.

ARTICLE IX
BYLAWS

The authority to adopt, amend, or repeal the Bylaws of the corporation is granted exclusively to the Board of Directors.

ARTICLE X
INCORPORATORS

The name and address of the incorporator of the corporation is Daniel Wilson, whose address is 8911 N. Capital of Texas Highway, Austin, Texas 78759.

ARTICLE XI
FORUM FOR ADJUDICATION OF DISPUTES

Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought in the name or right of the corporation or on its behalf; (ii) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the corporation in such capacity to the corporation or the corporation's stockholders; (iii) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the corporation's Articles of Incorporation or the Bylaws; or (iv) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the corporation's Articles of Incorporation or the Bylaws, shall be the Eighth Judicial District Court of Clark County, Nevada (or, if the state court does not have jurisdiction, the federal district court for the District of Nevada). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Nevada (a "***Foreign Action***") in the name of any stockholder, such stockholder shall be deemed to have consented to (a) personal jurisdiction of the state and federal courts located within the State of Nevada in connection with any action brought in any such court to enforce the preceding sentence, and (b) having service of process made upon such stockholder in any such action by service upon such stockholder's counsel in the Foreign Action as agent for such stockholder.

ARTICLE XII
RENUNCIATION OF BUSINESS OPPORTUNITY DOCTRINE

Section 1. Any director, officer or stockholder of the corporation, and any of their affiliates, other than those directors, officers or stockholders who are employees of the corporation, may engage in the same or similar activities or related lines of business as those in which the corporation, directly or indirectly, is or may in the future be engaged and/or other business activities that overlap with or compete with those in which the corporation, directly or indirectly is or may in the future be engaged. To the fullest extent permitted by the NRS, no director, officer or stockholder of the corporation, or any of their affiliates, other than those directors, officers or stockholders who are employees of the corporation, shall be held individually liable to the corporation or its stockholders or creditors for any damages as a result of engaging in any such activities.

Section 2. To the fullest extent permitted under the NRS, the corporation renounces any interest or expectancy of the corporation in, or in being offered and opportunity to participate in, business opportunities that are from time to time presented to the directors, officers or stockholders of the corporation, or any of their affiliates, other than those directors, officers or stockholders who are employees of the corporation. To the fullest extent permitted under the NRS, no director, officer or stockholder of the corporation, or any of their affiliates, other than those directors, officers or stockholders who are employees of the corporation, shall be held individually liable to the corporation or its stockholders or creditors for any damages as a result of pursuing or acquiring any such business opportunities.

Section 3. No amendment or repeal of this Article XII shall apply to or have any effect on the liability or alleged liability of any director, officer or stockholder of the corporation or any of their affiliates for or with respect to any activities commenced, or any business opportunities of which a director, officer or stockholder became aware, prior to such amendment or repeal.

[END OF ATTACHMENT TO THE ARTICLES OF INCORPORATION OF RISE OIL & GAS, INC.]